EXHIBIT 1: Joint Filing Agreement

Joint Filing Agreement

The undersigned hereby agree that the statement on Schedule 13D/A with respect to the common stock, par value $0.10 per share, of Gehl Company, a Wisconsin corporation, is, and any further amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of
1934, as amended.

Dated: July 14, 2005

                                   NEUSON FINANCE GMBH

                                   By:  /s/ Gunther Binder
                                      ---------------------------
                                   Name:  Gunther Binder
                                   Title:  Managing Director

                                   NEUSON KRAMER BAUMASCHINEN AG

                                   By:  /s/ Johann Neunteufel
                                      ---------------------------
                                   Name:  Johann Neunteufel
                                   Title:  Managing Director

                                   NEUSON KRAMER BAUMASCHINEN AG

                                   By:  /s/ Gunther Binder
                                      ---------------------------
                                   Name:  Gunther Binder
                                   Title:  Managing Director

                                   PIN PRIVATSTIFTUNG

                                   By:  /s/ Johann Neunteufel
                                      ---------------------------
                                   Name:  Johann Neunteufel
                                   Title:  Managing Director